UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 29, 2006
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                             AMERICAN BILTRITE INC.
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               (Exact Name of Registrant as Specified in Charter)


              Delaware                   1-4773               04-1701350
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    (State or other jurisdiction       (Commission          (IRS Employer
         of Incorporation)              File No.)        Identification No.)


           57 River Street, Wellesley Hills, Massachusetts 02481-2097
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          (Address of principal executive offices, including zip code)

                                 (781) 237-6655
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              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On September 27, 2006, American Biltrite Inc. (the "Company") filed a Form 8-K with the Securities and Exchange Commission announcing that the Company had given notice to The Prudential Insurance Company of America ("Prudential"), the holder of the 7.91% Senior Notes Due August 28, 2010 (the "Notes") issued by the Company pursuant to the Company's note purchase agreement (as amended and restated as of May 20, 2005, the "Note Purchase Agreement") with Prudential, that the Company, on September 29, 2006, intended to prepay in full the principal amount of the Notes, together with any accrued interest outstanding and a Yield Maintenance Amount (as defined in the Note Purchase Agreement). The Notes were fully prepaid on September 29, 2006, at which time the Note Purchase Agreement was terminated, subject to the survival of any provisions which by their terms survive the prepayment and the termination. In addition, in connection with the prepayment, Prudential has authorized Bank of America, National Association, as collateral agent, to release all liens in the collateral agent's favor securing the Notes and other obligations under the Note Purchase Agreement. The payment included a $16 million principal payment, approximately $113,000 in accrued interest, approximately $860,000 in Yield Maintenance Amount and approximately $10,500 for certain fees.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.02 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

On September 29, 2006, the Domestic Borrower (as defined below) borrowed under the Amended and Restated Credit Agreement dated as of September 25, 2006 (the "Credit Agreement"), by and among the Company, the Company's subsidiaries K&M Associates L.P. (together with the Company as co-borrowers, the "Domestic Borrower") and American Biltrite (Canada) Ltd., Bank of America, National Association, successor by merger to Fleet National Bank, as domestic administrative agent and domestic lender, and Bank of America, National Association, acting through its Canada branch, as Canadian administrative agent and Canadian lender, (i) $10 million, or the full amount, of the term loan available for borrowing under the Credit Agreement and (ii) approximately
$7 million of the $30 million revolving loan facility available for borrowing under the Credit Agreement to prepay the Notes. A copy of the Credit Agreement is filed as Exhibits 4.1 and 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2006.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 3, 2006                   AMERICAN BILTRITE INC.


                                         By: /s/ Howard N. Feist III
                                             -----------------------
                                             Name:  Howard N. Feist III
                                             Title: Chief Financial Officer